                                              Wachovia Asset Securitization Issuance, LLC
                                                                   Series 2004-HE1
                                                           Statement to Securityholders                                                                Distribution Date: 07/25/05

                                                                  Distribution Summary

                                                 Original         Beginning                                                 Unpaid                              Ending
                                   Certificate   Certificate      Certificate                                               Principal     Total               Certificate
         Class             Cusip      Rate       Balance           Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975NAA5 3.534380%     1,000,000,000.00  739,740,790.88          2,033,519.49    24,750,272.96           0.00  26,783,792.45        714,990,517.92
    Factors per Thousand                                                739.74079088           2.03351949       24.75027296                    26.78379245           714.99051792

     Certificate            n/a    0.000000%                0.00   10,010,052.39             937,309.11              0.00          0.00      937,309.11         10,010,052.39

   Totals                                        1,000,000,000.00 739,740,790.88           2,970,828.60    24,750,272.96           0.00   27,721,101.56        714,990,517.92

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                              Patricia Glemba
401 South Tryon Street, 12th Floor                                                                                                                                 Trust Officer
Charlotte, North Carolina 28288-1179                                                                                                                              (704) 383-6118
www.firstlinkabs.com                                                             - Page 1 -                                               Patricia.Glemba@Wachovia.com

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                    Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period            LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                92975NAA5                 Senior/Variable            28/360           3.31438%     0.22000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                  -                  -           -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 19, 2004

                                                                                                   - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       92975NAA5    2,033,519.49                 0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                              3,565,512.04
(Additional Balance Interest)                           0.00
(Relief Act Shortfalls)                                 0.00

Total Interest Collected                        3,565,512.04

Principal
Principal Collected                            44,867,032.59
Net Liquidation Proceeds                                0.00
Substitute Adjustment Amount                            0.00
Other Principal Collected                               0.00
(Additional Balance Increase)                           0.00
(Draw Amounts)                                (20,318,910.77)

Total Principal Collected                      24,548,121.82

Additional Funds
Additional Funds from the Funding Account               0.00
Draws from the Policy                                   0.00
Yield Maintenance Payment                               0.00

Total Additional Funds Collected                       0.00

Total Available Collections                    28,113,633.86

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              749,750,843.27
Ending Collateral Balance                                 725,186,007.31
Current Liquidation Loss Amounts                            16,714.14
Cumulative Liquidation Loss Amounts                         160,083.35
Gross WAC                                                    5.830%
Net WAC                                                      5.860%
WAM                                                           203
AGE                                                           13
Gross CPR                                                    52.312%
Net CPR                                                      32.933%
Draw Rate                                                    28.086%

                              Original Information

Collateral Balance                                       1,000,002,326.52
Number of Loans                                              19,310
Gross WAC                                                    4.094%
WAM                                                            216
LIBOR                                                       1.29125%

                       Overcollateralization Information

Overcollateralization Target Amount                       10,195,489.39
Beginning Overcollateralization Amount                    10,010,052.39
Ending Overcollateralization Amount                       10,195,489.39
Overcollateralization Increase                              185,437.00
Overcollateralization Decrease                                 0.00

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                   $           %

                                                       30-59 Days          16            1,088,214.00    0.150%
                                                       60-89 Days          6             430,258.66      0.059%
                                                       90-119 Days         2              44,480.14      0.006%
                                                      120-149 Days         0                0.00         0.000%
                                                      150-179 Days         2              91,121.34      0.013%
                                                       180+ Days           2             195,489.39      0.027%

                                                         Total             28            1,849,563.53    0.255%

                              Foreclosure:                                 #                   $           %

                                                                           5             377,589.70      0.052%

                              REO:                                         #                   $           %

                                                                           0                0.00         0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              312,396.18                # of Loans using a Promotional Rate                             19,491
Enhancer Premium                           80,136.12                 Promotional Advances                                      1,206,214.24
Indenture Trustee Expenses                      0.00                 3 Largest Mortgage Loan Balances                          5,079,846.65
Paying Agent Expenses                           0.00                 Additional Balances created during the first
                                                                       Rapid Amortization Period                                      0.00
Total Fees                                 392,532.31                Cumulative Liquidation Loss Amount %                           0.016%
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                                                                     Draws from Policy not yet Reimbursed                             0.00
                                                                     Percentage Interest Class A                                   100.00%
                                                                     Stepdown Cumulative Loss Test Met? (Yes / No)                      Yes
                                                                     Stepdown Date Active (Yes / No)                                    No
                    Amortization Period                              Stepdown Delinquency Test Met? (Yes / No)                          Yes

Revolving (Yes / No)                              No
Managed Amortization (Yes / No)                  Yes
Rapid Amortization (Yes / No)                     No

                                                               - Page 8 -